[VERTICAL BAR CHART]


                 Market Share for Electric Companies in Indiana
                           Companies Sorted by Revenue

                                      Revenue                    Share of        Cumulative
Holding Company                    (millions of $)     Rank        Total            Share

AEP-C&SW                                10,618           1         58.2%             58.2%
Cinergy Corp.                            5,002           2         27.4%             85.6%
Columbia-NiSource                        1,076           3          5.9%             91.5%
IPALCO Enterprises, Inc.                   786           4          4.3%             95.8%
Ohio Valley Electric Corp.                 460           5          2.5%             98.4%
SIGCORP, Inc.                              298           6          1.6%            100.0%

Total                                   18,240

                 Market Share for Electric Companies in Indiana
                           Companies Sorted by Assets

                                      Assets                     Share of        Cumulative
Holding Company                    (millions of $)     Rank        Total            Share

AEP-C&SW                                26,599           1         60.9%             60.9%
Cinergy Corp.                            9,878           2         22.6%             83.5%
Columbia-NiSource                        3,769           3          8.6%             92.1%
IPALCO Enterprises, Inc.                 2,123           4          4.9%             97.0%
SIGCORP, Inc.                              951           5          2.2%             99.2%
Ohio Valley Electric Corp.                 357           6          0.8%            100.0%

Total                                   43,677

                 Market Share for Electric Companies in Indiana
                     Companies Sorted by Number of Customers

                                     Customers                    Share of       Cumulative
Holding Company                      (thousands)       Rank         Total           Share

AEP-C&SW                                 4,690           1          66.3%            66.3%
Cinergy Corp.                            1,424           2          20.1%            86.4%
IPALCO Enterprises, Inc.                   423           3           6.0%            92.3%
Columbia-NiSource                          418           4           5.9%            98.3%
SIGCORP, Inc.                              123           5           1.7%           100.0%
Ohio Valley Electric Corp.                   0           6           0.0%           100.0%

Total                                    7,079